EXHIBIT 99.2

TERRA TECH CORP.
CONSOLIDATED BALANCE SHEETS - (Pro Forma)

	Terra Tech Corp.	Edible Garden Corp.	Adjustments	Pro Forma December 31, 2012

Assets
Current Assets:
Cash	$16,312	$100	$-	$16,412
Accounts receivable, net	27,476	-	-	27,476
Inventories, net	256,714	-	-	256,714
Current portion of notes receivable, net of allowance	-	-	-	-
Prepaid Inventory	51,988	-	-	51,988
Total Current Assets	352,490	100	-	352,590
Property and equipment, net	33,650	-	-	33,650
Intangible assets, net	-	-	169,920	169,920
Deposits	-	-	-	-
Total Assets	$386,140	$100	$169,920	$556,160

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued expenses	$377,376	$-	$-	$377,376
Note payable	364,306	-	-	364,306
Loans from Related Party	104,998	-	-	104,998
Due to officers	-	-	-	-
Total Current Liabilities	846,680	-	-	846,680

Commitment and Contingencies
Stockholders' Equity
Preferred stock, Convertible Series A	-	-	-	-
Preferred stock, Convertible Series B	14,750	-	-	14,750

Common stock	82,372	-	-	82,372
Additional paid-in capital	8,131,305	100	212,400	8,343,805
Accumulated Deficit	(8,688,967)	-	(42,480)	(8,731,447)
Total Stockholders' Equity	(460,540)	100	169,920	(290,520)

Total Liabilities and Stockholders' Equity	$386,140	$100	$169,920	$556,160

TERRA TECH CORP.
CONSOLIDATED STATEMENT OF OPERATIONS - (Pro Forma)
YEAR ENDED DECEMBER 31, 2012

	Terra Tech Corp	Edible Garden Corp.	Adjustments	Pro Forma YearEnded December 31, 2012

Total Revenues	$552,579	$-	$-	$552,579
Cost of Goods Sold	451,713	-	-	451,713
	100,866	-	-	100,866
Selling, general and administrative expenses	1,072,866	-	42,480	1,115,346
Impairment of goodwill	4,799,965	-	-	4,799,965
Loss from operations	(5,771,965)	-	(42,480)	(5,814,445)

Other Income (Expenses)
Loss on sale of property and equipment	(1,322)	-	-	(1,322)
Interest Expense	(62,203)	-	-	(62,203)
Total Other Income (Expense)	(63,525)	-	-	(63,525)
Loss before Provision of Income Taxes	(5,835,490)	-	(42,480)	(5,877,970)
Provision for income taxes	879	-	-	879
Net Loss applicable to common shareholders	$(5,836,369)	$-	$(42,480)	$(5,878,849)

TERRA TECH CORP.
NOTES TO CONSOLIDATING FINANCIAL STATEMENTS – (PRO FORMA)

1.	BUSINESS ACQUISITION

On April 24, 2013, Terra Tech Corp. (the “Company”) completed the acquisition of Edible Garden Corp. transaction whereby the Company acquired all of the issued and outstanding shares of Edible Garden Corp. in exchange for 1,250,000 shares of our common stock. As a result of the acquisition, Edible Garden Corp. became our wholly owned subsidiary.

2.	ASSUMPTIONS IN CONSOLIDATION

The Pro Forma Consolidating Balance Sheet as of December 31, 2012 is adjusted as if the transaction took place as of January 1, 2012.  There is an adjustment to intangible assets for the fair value of the customer list as if the transaction took place as of January 1, 2012.  The intangible assets have an estimated useful live of 5 years.  The intangibles have been amortized as if they were placed in service as of January 1, 2012.  There is an adjustment for the common stock that would be issued to the existing shareholders of Edible Garden Corp. as if the transaction took place as of January 1, 2012.

The Pro Forma Consolidating Statements of Operations for the year ended December 31, 2012 is adjusted as if the transaction took place as of January 1, 2012.  There is an adjustment for amortization of intangibles as if the transaction took place as of January 1, 2012.

3.	SHARE EXCHANGE

On April 24, 2013, the shareholders of the Company entered into a definitive agreement pursuant to which its shareholders exchanged common stock of Edible Garden Corp. for common stock of the Company.  Under the agreement the Company acquired the customer list. Under the terms of this agreement the Company paid 1,250,000 shares of common stock valued at $212,500.

The transaction was accounted for as a business acquisition. In accordance with generally accepted accounting principles, intangible assets are recorded at fair values as of the date of the transaction. The Company has preliminarily allocated the $212,500 consideration paid to the acquired assets as follows:

Cash	100
Intangible assets, customer list	212,400
Fair value acquired	$212,500

Intangible assets with estimated useful lives are amortized over a 5 year period.

TERRA TECH CORP.
CONDENSED BALANCE SHEETS - (Pro Forma)
June 30, 2013

	Terra	Edible		Pro Forma
	Tech Corp.	Garden Corp.	Adjustments	June 30, 2013
Assets
Current Assets:
Cash	$115,058	$54,322	$-	$169,380
Accounts receivable, net	19,391	624,604	-	643,995
Inventories, net	249,466	-	-	249,466
Total Current Assets	383,915	678,926	-	1,062,841
Property and equipment, net	27,509	-	-	27,509
Intangible assets	-	204,612	(34,692)	169,920
Deposits	735,000	1,129,688	-	1,864,688
Total Assets	$1,146,424	$2,013,226	$(34,692)	$3,124,958

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued expenses	$493,414	$1,476,276	$-	$1,969,690
Note payable	1,542,780	-	-	1,542,780
Loans from Related Party	102,500	-	-	102,500
Derivative liability	705,000	-	-	705,000
Total Current Liabilities	2,843,694	1,476,276	-	4,319,970

Commitment and Contingencies
Stockholders' Equity
Preferred stock, Convertible Series A	-	-	-	-
Preferred stock, Convertible Series B	14,750	-	-	14,750

Common stock	88,779	-	-	88,779
Additional paid-in capital	9,625,264	212,500	-	9,837,764
Common stock subscribed	212,500	-	-	212,500
Accumulated Deficit	(11,314,563)	450	(34,692)	(11,348,805)
Total Stockholders' Equity	(1,373,270)	212,950	(34,692)	(1,195,012)

Total Liabilities and Stockholders' Equity	$1,470,424	$1,689,226	$(34,692)	$3,124,958

TERRA TECH CORP.
CONDENSED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2013

				Pro Forma
	Terra	Edible		Six Months Ended
	Tech Corp.	Gardens Corp.	Adjustments	June 30, 2013

Total Revenues	$121,371	$610,115	$-	$731,486
Cost of Goods Sold	127,367	600,208	-	727,575
	(5,996)	9,907	-	3,911
Selling, general and administrative expenses	1,617,718	9,457	34,692	1,661,867
Loss from operations	(1,623,714)	450	(34,692)	(1,657,956)

Other Income (Expenses)
Loss from derivatives issued with debt greater than debt carrying value	(1,361,000)	-	-	(1,361,000)
Gain on fair market valuation of derivatives	656,000	-	-	656,000
Interest Expense	(295,232)	-	-	(295,232)
Total Other Income (Expense)	(1,000,232)	-	-	(1,000,232)
Loss before Provision of Income Taxes	(2,623,946)	450	(34,692)	(2,658,188)
Provision for income taxes	1,650	-	-	1,650
Net Loss applicable to common shareholders	$(2,625,596)	$450	$(34,692)	$(2,659,838)

TERRA TECH CORP.
NOTES TO CONSOLIDATING FINANCIAL STATEMENTS – (PRO FORMA)

1.	BUSINESS ACQUISITION

On April 24, 2013, Terra Tech Corp. (the “Company”) completed the acquisition of Edible Garden Corp. transaction whereby the Company acquired all of the issued and outstanding shares of Edible Garden Corp. in exchange for 1,250,000 shares of our common stock. As a result of the acquisition, Edible Garden Corp. became our wholly owned subsidiary.

2.	ASSUMPTIONS IN CONSOLIDATION

The Pro Forma Consolidating Balance Sheet as of June 30, 2012 is adjusted as if the transaction took place as of January 1, 2013.  There is an adjustment for intangibles which have been amortized as if they were placed in service as of January 1, 2013.

The Pro Forma Consolidating Statements of Operations for the six months ended June 30, 2013 is adjusted as if the transaction took place as of January 1, 2013.  There is an adjustment for amortization of intangibles as if the transaction took place as of January 1, 2013.

3.	SHARE EXCHANGE

On April 24, 2013, the shareholders of the Company entered into a definitive agreement pursuant to which its shareholders exchanged common stock of Edible Garden Corp. for common stock of the Company.  Under the agreement the Company acquired the customer list. Under the terms of this agreement the Company paid 1,250,000 shares of common stock valued at $212,500.

The transaction was accounted for as a business acquisition. In accordance with generally accepted accounting principles, intangible assets are recorded at fair values as of the date of the transaction. The Company has preliminarily allocated the $212,500 consideration paid to the acquired assets as follows:

Cash	100
Intangible assets, customer list	212,400
Fair value acquired	$212,500

Intangible assets with estimated useful lives are amortized over a 5 year period.